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                                                                   EXHIBIT 23.06


Board of Directors
Ribi ImmunoChem Research, Inc.
553 Old Corvallis Road
Hamilton, MT  59840-3131

Members of the Board:

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Ribi ImmunoChem Research, Inc. as Appendix C to the proxy statement/prospectus of Ribi ImmunoChem Research, Inc. constituting a part of the Registration Statement on Form S-4 relating to the proposed merger transaction involving Ribi and Corixa Corporation and references thereto in such proxy statement/prospectus under the captions "SUMMARY - Opinion of Ribi's Financial Advisor", "THE MERGER - Recommendation of Ribi's Board; Ribi's Reasons for the Merger", and "THE MERGER - Opinion of Ribi's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder.



                                           /s/ HAMBRECHT & QUIST LLC